EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

CanPro Placement Services Inc.
885 West Georgia Street
Suite 2200
Vancouver, British Columbia
Canada V6C 3E8

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of CanPro Placement Services Inc. (the "Company") at a price of $0.10 per Share (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Marcel de Groot solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. de Groot.

MAKE CHECK PAYABLE TO: CanPro Placement Services Inc.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip/Postal Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/
Tax I.D.

Number of Shares Purchased                                    Total Subscription Price
__________________________                             ________________________

Form of Payment: Cash ____________ Check# ___________ Other ____________

ACCEPTED THIS _____ DAY OF ________________, _______.

CanPro Placement Services Inc.

BY: _________________________________
Title: _______________________________